SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
                                between
                   CALVERT SHAREHOLDER SERVICES, INC.
                                  and
                  STATE STREET BANK AND TRUST COMPANY


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                          TABLE OF CONTENTS

 1.   Duties of the Bank                                    1
 2.   Fees and Expenses                                     3
 3.   Wire Transfer Operating Guidelines                    4
 4.   Data Access and Proprietary Information               5
 5.   Indemnification                                       6
 6.   Standard of Care                                      8
 7.   Covenants of the Transfer Agent and the Bank          8
 8.   Representations and Warranties of the Bank            9
 9.   Representations and Warranties of the Transfer Agent  9
 10.  Termination of Agreement                              10
 11.  Assignment                                            10
 12.  Amendment                                             10
 13.  Massachusetts Law to Apply                            10
 14.  Force Majeure                                         11
 15.  Consequential Damages                                 11
 16.  Limitation of Shareholder Liability                   11
 17.  Merger of Agreement                                   11
 18.  Survival                                              11
 19.  Severability                                          11
 20.  Counterparts                                          12

               SUB-TRANSFER AGENCY AND SERVICE AGREEMENT

         AGREEMENT made as of the 15th day of August, 1996, by and between, Calvert Shareholder Services, Inc. a corporation, having its principal office and place of business at 4550 Montgomery Ave. Suite 1000N, Bethesda, Maryland, 20814 (the "Transfer Agent"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank");

         WHEREAS, the Transfer Agent has been appointed by each of the investment companies (including each series thereof) listed on Schedule A (the "Fund(s)"), each an open-end management investment company registered under the Investment Company Act of 1940, as amended, as transfer agent, dividend disbursing agent and shareholder servicing agent in connection with certain activities, and the Transfer Agent has accepted each such appointment;

         WHEREAS, the Transfer Agent has entered into a Transfer Agency and Service Agreement with each of the Funds (including each series thereof) listed on Schedule A pursuant to which the Transfer Agent is responsible for certain transfer agency and dividend disbursing functions for each Fund's authorized and issued shares of common stock or shares of beneficial interest as the case may be ("Shares") and each Fund's shareholders ("Shareholders") and the Transfer Agent is authorized to subcontract for the performance of its obligations and duties thereunder in whole or in part with the Bank;

         WHEREAS, the Transfer Agent desires to appoint the Bank as its sub-transfer agent, and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenant herein contained, the parties hereto agree as follows:

1.       Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Bank shall act as the Transfer Agent's sub-transfer agent for Shares in connection with any accumulation plan, open account, dividend reinvestment plan, retirement plan or similar plan provided to Shareholders and set out in each Fund's currently effective prospectus and statement of additional information ("Prospectus"), including without limitation any periodic investment plan or periodic withdrawal program. As used herein the term '"Shares" means the authorized and issued shares of common stock, or shares of beneficial interest, as the case may be, for each Fund listed in Schedule A. In accordance with procedures established from time to time by agreement between the Transfer Agent and the Bank, the Bank shall provide the services listed in this Section 1.

         (a)      The Bank shall:

                  (i) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of each Fund authorized pursuant to the Articles of Incorporation or organization of each Fund (the "Custodian");

                  (ii)     pursuant  to  purchase   orders,   issue  the
                  appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                  (iii) receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                  (iv)     in respect to the  transactions in items (i),
                  (ii) and (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by each Fund;

                  (v) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                  (vi)     effect  transfers of Shares by the registered
                  owners    thereof   upon   receipt   of    appropriate
                  instructions;

                  (vii) prepare and transmit payments for dividends and distributions declared by each Fund;

                  (viii) issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and each Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                  (ix) maintain records of account for and advise the Transfer Agent and its Shareholders as to the foregoing; and

                  (x) Record the issuance of Shares of each Fund and maintain pursuant to Rule 17Ad-10(e) of the Securities Exchange Act of 1934 as amended (the "Exchange Act of 1934") a record of the total number of Shares of each Fund which are authorized, based upon data provided to it by each Fund or the Transfer Agent, and issued and outstanding. The Bank shall also provide each Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of each Fund or the Transfer Agent.

1.2      (a)      For reports, the Bank shall:

                  (i) maintain all Shareholder accounts, prepare meeting, proxy, and mailing lists, withhold taxes on US resident and non-resident alien accounts, prepare and file US Treasury Department reports required with respect to interest, dividends and distributions by federal authorities for all Shareholders, prepare
                  confirmation   forms  and  statements  of  account  to
                  Shareholders  for all  purchases  and  redemptions  of
                  Shares and other confirmable transactions in Shareholder account information.

         (b) For blue sky reporting the Bank shall provide a system that will enable each Fund or the Transfer Agent to monitor the total number of Shares sold in each State, and each Fund or the Transfer Agent shall:

                  (i)      identify   to  the  Bank  in  writing   those
                  transactions and assets to be treated as exempt from blue sky reporting for each State; and

                  (ii) verify the establishment of transactions for each State on the System prior to the activity for each State, the responsibility of the Bank for each Fund's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund or the Transfer Agent and the reporting of such transactions to the Fund as provided above.

1.3 Per the attached service responsibility schedule procedures as to who shall provide certain of these services in Section 1 may be established from time to time by agreement between the Transfer Agent and the Bank. The Bank may at times perform only a portion of these services and the Transfer Agent may perform these services on each Fund's behalf.

1.4 The Bank shall provide additional services on behalf of the Transfer Agent (i.e., escheat services) that may be agreed upon in writing between the Bank and the Transfer Agent.

2.       Fees and Expenses

2.1 For the performance by the Bank pursuant to this Agreement, the Transfer Agent agrees to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Transfer Agent and the Bank.

2.2 In addition to the fee paid under Section 2.1 above, the Transfer Agent agrees to reimburse the Bank for out-of-pocket expenses, including, but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Transfer Agent, will be reimbursed by the Transfer Agent.

2.3 The Transfer Agent agrees to pay all fees and reimbursable expenses within fifteen days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Transfer Agent at least seven (7) days prior to the mailing date of such materials.

3.       Wire Transfer Operating  Guidelines/Articles 4A of the Uniform
Commercial Code

3.1      The  Bank is  authorized  to  promptly  debit  the  appropriate
Transfer Agent account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Bank has been instructed to transfer. The Bank shall execute payment orders in compliance with the Security Procedure and with the Transfer Agent's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time frame will be deemed to have been received the next business day.

3.2 The Transfer Agent acknowledges that the Security Procedure it has designated on the Transfer Agent Selection Form was selected by the Transfer Agent from security procedures offered by the Bank. The
Transfer  Agent  shall  restrict  access  to  confidential   information
relating to the Security Procedure to authorized persons as communicated to the Bank in writing. The Transfer Agent must notify the Bank immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Transfer Agent's authorized personnel. The Bank shall verify the authenticity of all such instructions according to the Security Procedure.

3.3 The Bank shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

3.4 When a Transfer Agent initiates or receives Automated Clearing House ("ACH") credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Bank will act as an Originating Depository Financial Institution and/or receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Bank with respect to an ACH credit entry are provisional until the Bank receives final settlement for such entry from the Federal Reserve Bank. If the Bank does not receive such final settlement, the Transfer Agent agrees that the Bank shall receive a refund of the amount credited to the Transfer Agent in connection with such entry, and the party making payment to the Transfer Agent via such entry shall not be deemed to have paid the amount of the entry.

3.5 The Bank reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Bank's receipt of such payment order, or (b) if the Bank, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

3.6 The Bank shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received if requests are received in a timely manner affording the Bank reasonable opportunity to act. However, the Bank assumes no liability if the request for amendment or cancellation cannot be satisfied.

3.7 The Bank shall assume no responsibility for failure to detect any erroneous payment order provided that the Bank complies with the payment order instructions as received and the Bank complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

3.8 The Bank shall assume no responsibility for lost interest with respect to the retransfer Agentable amount of any unauthorized payment order unless the Bank is notified of the unauthorized payment order within thirty (30) days of notification by the Bank of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Bank be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

3.9 Confirmation of Bank's execution of payment orders shall ordinarily be provided within 24 hours notice of which may be delivered through the Bank's proprietary information systems, or by facsimile or call-back. Client must report any objections to the execution of an order within 30 days.

4.       Data Access and Proprietary Information

The Transfer Agent acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and other information furnished to the Transfer Agent by the Bank are provided solely in connection with the services rendered under this Agreement and constitute copyrighted trade secrets or proprietary information of substantial value to the Bank. Such databases, programs, formats, designs, techniques and other information are collectively referred to below as "Proprietary Information". The Transfer Agent agrees that it shall treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any
Proprietary Information to any person or organization except as expressly permitted hereunder. The Transfer Agent agrees for itself and its employees and Agents:

         (a) to use such programs and databases (i) solely on the Transfer Agent's computers, or (ii) solely from equipment at the locations agreed to between the Transfer Agent and the Bank and (iii) in accordance with the Bank's applicable user documentation;

         (b) to refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Transfer Agent's computers) any part of any Proprietary Information;

         (c) to refrain from obtaining unauthorized access to any programs, data or other information not owned by the Transfer Agent, and if such access is accidentally obtained, to respect and safeguard the same Proprietary Information;

         (d) to refrain from causing or allowing proprietary information transmitted from the Bank's computer to the Transfer Agent's terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Bank, such permission not to be unreasonably withheld;

         (e)      that the  Transfer  Agent  shall have  access  only to
         those   authorized   transactions  as  agreed  to  between  the
         Transfer Agent and the Bank; and

         (f) to honor reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law and under applicable statutes.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 4.

5.       Indemnification

5.1 Except as provided in Section 6, herein, the Bank shall not be responsible for, and the Transfer Agent shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) all actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

         (b) the Transfer Agent's lack of good faith, negligence or willful misconduct;

         (c) the reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are given to the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Transfer Agent or any other person or firm on behalf of the Transfer Agent including but not limited to any previous transfer agent or registrar excluding the Bank;

         (d) the reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Transfer Agent; and

         (e) the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

5.2 At any time the Bank may apply to any officer of the Transfer Agent for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its Agents or subcontractors shall not be liable and shall be indemnified by the Transfer Agent for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.

The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Transfer Agent, reasonably believed by the Batik as being in good order and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its Agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Transfer Agent, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Transfer Agent. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Transfer Agent, and the proper countersignature of the Transfer Agent or any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

5.3      In order that the indemnification  provisions contained in this
Section 5 shall apply, upon the assertion of a claim for which the Transfer Agent may be required to indemnify the Bank, the Bank shall promptly notify the Transfer Agent of such assertion, and shall keep the Transfer Agent advised with respect to all developments concerning such claim. The Transfer Agent shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Transfer Agent may be required to indemnify the Bank except with the Transfer Agent's prior written consent.

6.       Standard of Care

6.1 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

6.2 The Bank shall work with the Transfer Agent to ensure that a Fund is made whole by the responsible party for any material losses or damages resulting from errors, material unreconciled items, carelessness, negligence, bad faith, or willful misconduct by the Bank or its agents or subcontractors, or that of their employees. Neither the Bank, its agents or subcontractors, nor the Transfer Agent may waive full liability for losses or damages based on the above.

6.3 Errors identified as caused by the sub-transfer agent will not be charged to the Funds in the monthly billing.

7.       Covenants of the Transfer Agent and the Bank

7.1      The Bank hereby  agrees to establish  and  maintain  facilities and procedures reasonably acceptable to the Transfer Agent for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

7.2 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Transfer Agent and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Transfer Agent on and in accordance with its request.

7.3 The Bank and the Transfer Agent agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

7.4 In case of any requests or demands for the inspection of the Shareholder records of the Transfer Agent, the Bank will endeavor to notify the Transfer Agent and to secure instructions from an authorized officer of the Transfer Agent as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

8.       Representations and Warranties of the Bank

The Bank represents and warrants to the Transfer Agent that:

         (a) it is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts;

         (b) it is duly qualified to carry on its business in The Commonwealth of Massachusetts;

         (c) it is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement;

         (d) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

         (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

         (f) it is registered as a transfer agent undo Section 17A(c)(2) of the Exchange Act.

9.       Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Bank that:

         (a) it is a corporation duly organized and existing and in good standing under the laws of the State of Delaware;

         (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

         (c) all corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         (d) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act.

10.      Termination of Agreement

10.1 This Agreement shall continue for a period of five years (the "Initial Term") and be renewed or terminated as stated below.

10.2 This Agreement shall terminate upon the termination of the Transfer Agency Agreement between the Funds and the Transfer Agent.

10.3 This Agreement may be terminated or renewed after the Initial Term by either party upon ninety (90) days written notice to the other.

10.4 Should the Transfer Agent exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and material will be borne by the Transfer Agent. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

11.      Assignment

11.1     Except  as  provided  in  Section  11.3  below,   neither  this
Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.3 The Bank will, without further consent on the part of the Transfer Agent, subcontract for the performance hereof with National Financial Data Services, Inc., a subsidiary of BFDS duly registered as a transfer agent pursuant to Section 17A(c)(2) provided, however, that the Bank shall be as fully responsible to the Transfer Agent for the acts and omissions of any subcontractor as it is for its own acts and omissions.

12.      Amendment

This Agreement may be amended or modified by a written agreement executed by both parties.

13.      Massachusetts Law to Apply

This   Agreement   shall  be  construed  and  the   provisions   thereof
interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

14.      Force Majeure

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

15.      Consequential Damages

Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16.      Limitations of Shareholder Liability

Each party hereby expressly acknowledges that recourse against the Funds shall be subject to those limitations provided by governing law and the Declaration of Trust or Articles of Incorporation of the Funds, as applicable, and agrees that obligations assumed by the Funds pursuant to the Transfer Agency Agreement shall be limited in all cases to the Funds and their respective assets. Each party shall not seek satisfaction from the Shareholders or any individual Shareholder of the Funds, nor shall any party seek satisfaction of any obligations from the Directors\Trustees or any individual Director\Trustee of the Funds.

17.      Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

18.      Survival

All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

19.      Severability

If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

20.      Counterparts

This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day first written above.

CALVERT SHAREHOLDER SERVICES, INC.

BY: /s/ Karen Becker
TITLE: Vice President
ATTEST: Katherine Stoner

STATE STREET BANK AND TRUST COMPANY

BY: /s/ Ronald E. Logue
TITLE: Executive Vice President
ATTEST: Francine Hayes

        AMENDMENT TO SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
                                between
                   CALVERT SHAREHOLDER SERVICES, INC.
                                  and
                  STATE STREET BANK AND TRUST COMPANY


General Background:

Calvert Shareholder Services, Inc. ("CSSI"), and State Street Bank and Trust Company ("State Street") entered into a sub-transfer agency and service agreement ("Agreement") dated August 15, 1996.

For accounting reasons, CSSI desires to amend the Agreement by assigning the contract for the transfer agent functions (except for shareholder servicing) to each Calvert Group Fund. CSSI will continue to be responsible for the shareholder servicing and for any responsibilities currently shown as Transfer Agent responsibilities in Fund Service Responsibilities attachment to the Agreement.

The Agreement must be assigned to the Calvert Group Funds for accounting purposes.

CSSI and State Street must each consent to this assignment.

Changes caused by this assignment:

The current subtransfer agent, National Financial Data Services, Inc. ("NFDS"), will bill each Calvert Group Fund, rather than CSSI, and each Calvert Group Fund shall pay State Street or its billing agent, NFDS, all fees and expenses incurred under the Agreement on behalf of each respective Calvert Group Fund.

NFDS will be shown in each Calvert Group Fund prospectus and statement of additional information as the Transfer Agent, while CSSI will be shown as the shareholder servicing agent.

State Street (NFDS) will continue to perform those functions shown in the Agreement as Bank responsibilities.

CSSI will continue to perform the Transfer Agent responsibilities, as shown in the Fund Service Responsibilities attachment to the Agreement.

The Assignment:

This Amendment, dated as of the first day of January, 1998, by and among CSSI and State Street:

Now, Therefore, CSSI and State Street each hereby agree that the Agreement will be between each Calvert Group Fund and State Street, and each hereby agrees that the Agreement is so assigned.

In Witness Whereof, CSSI and State Street have caused this Amendment to be executed by their duly authorized officers, effective as of January 1, 1998.


Calvert Shareholder Services, Inc.              State
Street Bank and Trust Company

By: /s/                                         By: /s/
Name: Karen Becker                              Name: Ronald E. Logue
Title: Vice President, Operations               Title: Executive Vice President
Date: February 18, 1998                         Date: February 20, 1998


Acacia Capital Corporation
First Variable Rate Fund
Calvert Tax-Free Reserves
Calvert Social Investment Fund
Calvert Cash Reserves
The Calvert Fund                     By: /s/
Calvert Municipal Fund, Inc.         Name: William M. Tartikoff
Calvert World Values Fund, Inc.      Title: Senior Vice President and Secretary
Calvert New World Fund, Inc.         Date: February 18, 1998